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                                                                   EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" included in the Joint Proxy Statement of VERITAS Software Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of VERITAS Holding Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1999 with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                   /s/  ERNST & YOUNG LLP


San Jose, California
April 16, 1999